FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
November 12, 2010

HORNE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50373	90-0182158
(State or other	(Commission File Number)	(IRS Employer ID Number)
jurisdiction of incorporation)

3975 University Drive, Suite 100
Fairfax, VA 22030
(Address of principal executive offices, including zip code)

(703) 641-1100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2010, Paige E. Shannon resigned her position as Interim Chief Financial Officer for Horne International, Inc.  Ms. Shannon was appointed to the position of Interim Chief Financial Officer upon the resignation of John Krobath.  Ms. Shannon will continue to serve Horne International, Inc. as General Counsel and Corporate Secretary.

Effective November 8, 2010, Lily Xu, the Company’s Controller, has been appointed to serve as Chief Financial Officer.  Ms. Xu has served Horne International, Inc. as Controller since June 2009. Prior to her appointment as Controller, Ms. Xu served the Company in the capacity of Accounting Manager since November 2006.  Ms. Xu has been working in finance for over 20 years and holds a Master of Science in Accounting from Western New England College, Springfield, MA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2010	By:	/s/ Darryl K. Horne
Darryl K. Horne
Chief Executive Officer